Exhibit 10.11

March 31, 2006

Expedition Holdings, Inc.

Attn: Jerry Keller

23110 State Road 54 #346

Lutz, FL 33549

Mr. Keller,

Please accept this letter as a legal waiver of future interest payments on the $100,000.00 note held by Total M.I.S., Inc. Total M.I.S., Inc. waives its right to receive any interest accrued after December 31, 2005.

Best regards,

/s/ Edwin A. McGusty
Edwin A. McGusty
President